CEO Employment Agreement
Between
U.S. Premium Beef, LLC
And
Steven D. Hunt
Employment Years   2010 – 2015

amended and restated through 3rd amendment

April 10, 2012

THIS EMPLOYMENT AGREEMENT (“Agreement”) made effective as of the 1st day of September, 2009, is made by and between U.S. Premium Beef, LLC, a Delaware limited liability company (“USPB”), and Steven D. Hunt (“Chief Executive Officer” or “CEO”).

1.          Employment and Term of Agreement.

(a)       Employment.  USPB will employ CEO as the chief executive officer of USPB under this Agreement from September 1, 2009 (the “Effective Date”) until December 31, 2015 (the “Expiration Date”) or the date the employment is otherwise terminated as provided in this Agreement (“Termination Date”).

(b)       Term of Agreement.  Employment under this Agreement starts on September 1, 2009 and continues until the Expiration Date or the Termination Date, whichever is earlier.  This Agreement is effective September 1, 2009 and continues until the payments under this Agreement have been made and the obligations have been discharged or fulfilled.  For clarity: CEO’s employment terminates on the Expiration Date or the Termination Date, whichever is earlier; the compensation provisions under Section 3(a) through Section 3(e) terminate when the compensation has been paid; CEO’s rights to exercise phantom units and purchase phantom units under Section 3(f) continue for 18 months after the Expiration Date or Termination Date, whichever is earlier, and if not exercised or purchased by that time, those rights are then terminated; Section 5 continues until the payments under that section have been made which include payments under Section 5(d) continuing for 18 months after termination of CEO’s employment with USPB for USPB Noncompetition Payments and until ten years after the LUK Closing Date for National Noncompetition Payments; Section 6(a) continues until 18 months after termination of CEO’s employment with USPB; Sections 6(b) through Section 6(e), Section 7 and Section 8 survive termination of this Agreement.

2.          Location of Employment.  CEO’s principal place of employment shall be at the principal offices of USPB located in Kansas City, Missouri, or at another location as mutually agreed by USPB and CEO.

3.          Compensation.  CEO shall be paid compensation for services as provided in this Section 3.  All compensation paid under this Agreement will be paid to CEO less necessary deductions and withholdings.

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APRIL 10, 2012

USPB/STEVEN D. HUNT	CEO EMPLOYMENT AGREEMENT
2010-2015

(a)       Annual Salary.  CEO shall be paid by USPB a base annual salary of $775,000 for employment years September 1, 2009 through August 28, 2010 (“YR 2010”), August 29, 2010 through August 27, 2011(“YR 2011”), $266,406 for the period August 28, 2011 to December 31, 2011 (“Transition Period”) and $775,000 for the period January 1, 2012 through December 31, 2012 (“YR 2012”); and $825,000 for employment years January 1, 2013 through December 31, 2013 (“YR 2013”), January 1, 2014 through December 31, 2014 (“YR 2014”), and January 1, 2015 through December 31, 2015 (“YR 2015”) during the term of CEO’s employment under this Agreement, pro-rated for partial years, payable on USPB’s normal payroll dates.

(b)       Incentive Cap.  The compensation provided in Sections 3(c) (Annual Incentive), 3(d) (Long-Term Incentive), and 3(e) (Full-Term Incentive), and including any incentive compensation under Section 5 (Compensation Upon Termination) as it pertains to incentive compensation, specifically Section 5(a), clauses (2), (3), and (4) and Section 5 (c), clauses (3), (4), and (5); shall be subject to a cumulative annual cap (referred to as “Incentive Cap”) pro-rated over the term of this Agreement not to exceed $2,000,000 per year averaged over the term (whether the term extends to the Expiration Date or through an earlier Termination Date),  provided, however, that for purposes of Section 5(c) (Termination By USPB For Other Than Cause, Death or Disability or By CEO For Good Reason), the proration term shall extend through the Expiration Date.  For example, other than an earlier termination under Section 5(c), if this Agreement is earlier terminated after four (4) years the Incentive Cap would be $2,000,000 per year averaged over four (4) years or $8,000,000).  An example of the incentive compensation under Sections 3(c), 3(d), and 3(e) is provided on Exhibit A.  For employment years YR 2010, YR 2011, YR 2013 and YR 2014 the Incentive Cap for those years will be $2,000,000 and for the Transition Period the Incentive Cap is $666,667.  For YR 2012, any incentive compensation that exceeded the Incentive Cap in the prior two years plus the Transition Period and the incentive compensation for the year ending YR 2012 will be paid to CEO providing the amount does not exceed the Incentive Cap of $2,000,000 per year averaged over the first three years of YR 2010, YR 2011, and YR 2012 plus $666,667 for the Transition Period.  For the year YR 2015, any incentive compensation that exceeded the Incentive Cap in prior years and the Transition Period plus the incentive compensation for the year YR 2015 shall be paid to CEO subject to an Incentive Cap of $2,000,000 per year averaged over the years YR 2010, YR 2011, YR 2012, YR 2013, YR 2014 and YR 2015 plus $666,667 for the Transition Period.

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USPB/STEVEN D. HUNT	CEO EMPLOYMENT AGREEMENT
2010-2015

(c)        Annual Incentive Plan. In addition to CEO’s base Annual Salary, if CEO is employed by USPB on the last day of any employment year or the Transition Period (except as otherwise provided in this Agreement), CEO shall be paid an annual or Transition Period incentive compensation, (“Annual Incentive”) equal to two percent (2.0%) of the sum of the total financial benefits to USPB (“USPB Total Benefits”) that exceed $25,000,000 ($8,333,333 for the Transition Period).  USPB Total Benefits are: (1) audited fiscal year-end or Transition Period USPB earnings before tax (the gain from the transaction with Leucadia National Corporation shall be allocated 4/16th to the Transition Period and 12/16th to YR 2012); and (2) two times the fiscal year or Transition Period USPB grid premiums which is the net sum of all USPB unitholder and associate grid premiums and discounts calculated through all USPB grids at all plants, taking into account all calculators including, but not limited to, base price, dressing percent, quality grade, outlier cattle, A/V, Natural, per head category premiums, and other specific categories, less the base price calculator excluding any set base price premium.  (Example, if 25 cents per cwt. is paid to a unitholder or associate for one head of cattle over the western Kansas reported USDA average, then 25 cents per cwt. times the weight of the head of cattle would be added to the net grid premium.)  This calculation shall be based on the actual cattle delivered by USPB unitholders and associates to National Beef Packing Company, LLC or its successor under the Cattle Purchase and Sale Agreement unless one of the following two events occur:  (1) the member cattle delivery requirements are reduced below the delivery year requirements of 98% delivery; or (2) the penalties for nondelivery are reduced below delivery year 2009 levels.  If either member delivery requirements are reduced below 98% or the penalties for nondelivery are reduced below the delivery year 2009 levels, then the fiscal year and Transition Period grid premiums under clause (2) above shall be adjusted to reflect the grid premium per head of cattle actually delivered multiplied times the number of USPB delivery rights held by members.  In no event shall the nondelivery penalties paid by members be included in the net sum of all USPB member grid premiums under clause (2) above.  The Annual Incentive is subject to the following:

(1)       Any Annual Incentive accruing with respect to an employment year or the Transition Period shall be payable, on or before the date (the “Annual Incentive Payment Date”) that is sixty (60) days following the end of the employment year or Transition Period or, if later, ten (10) days following receipt by the USPB Board of Directors, of all completed financial statements that are relevant to the calculation of the Annual Incentive, but in no event later than April 15th of the calendar year first occurring after the end of the employment year or April 15th of the calendar year first occurring after the end of the Transition Period to which the Annual Incentive relates.

(2)       For purposes of calculating any Annual Incentive under this Section 3(c), or any Long-Term Incentive under Section 3(d), USPB’s Total Benefits shall be determined by USPB’s accountants using generally accepted accounting principles consistently applied to the fiscal year or Transition Period.

(d)       Long-Term Incentive Plan.  In addition to CEO’s base Annual Salary and Annual Incentive, CEO shall, (except as otherwise provided in this Agreement), if CEO is employed by USPB through the end of YR 2012, be paid long-term incentive compensation calculated as described in clause (1) below, and if CEO is employed by USPB as of the end of YR 2015 be paid an additional long-term incentive compensation, calculated as described in clause (2) below (in both cases referred to as “Long-Term Incentive”):

(1)       the Long-Term Incentive to be paid as a result of CEO’s employment on December 31, 2012 shall be equal to one and one-quarter percent (1.25%) of the amount by which USPB’s Total Benefits from YR 2010, YR 2011, the Transition Period and YR 2012, exceed $111,111,111 but are equal to or less than $144,444,444; plus seventy-five one hundredths of a percent (0.75%) of the amount by which USPB’s Total Benefits from YR 2010, YR 2011, Transition Period and YR 2012 exceed $144,444,444, subject to clause (3) below; and

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USPB/STEVEN D. HUNT	CEO EMPLOYMENT AGREEMENT
2010-2015

(2)       the Long-Term Incentive to be paid as a result of CEO’s employment on December 31, 2015 shall be equal to one and one-quarter percent (1.25%) of the amount by which USPB’s Total Benefits from YR 2013, YR 2014, and YR 2015, exceed $100,000,000 but are equal to or less than $130,000,000; plus seventy-five one hundredths of a percent (0.75%) of the amount by which USPB’s Total Benefits from YR 2013, YR 2014, and YR 2015 exceed $130,000,000, subject to clause (3) below; and

(3)       any Long-Term Incentive accruing under this Agreement shall be payable, on or before the date (“Long-Term Incentive Payment Date”) that is sixty (60) days following the last day of YR 2012 or YR 2015, respectively, or, if later, ten (10) days following receipt by USPB’s Board of Directors, of all completed financial statements that are relevant to the calculation of the applicable Long-Term Incentive, but in no event later than April 15th of the calendar year first occurring after the end of the respective employment year.

(e)        Full-Term Incentive Plan.  In addition to any other payments paid under this agreement, CEO shall be paid full-term incentive compensation (“Full-Term Incentive”) in the amount of $861,111 if CEO is employed under this Agreement through the end of YR 2012, and additionally, $825,000 if CEO is employed under this Agreement through the end of YR 2015, except as otherwise provided in this Agreement.  Any Full-Term Incentive accruing under this Agreement shall be payable, on or before the date that is sixty (60) days following the last day of YR 2012 or YR 2015, respectively, or if agreed to by CEO, a later date coinciding with payments under Section 3(c) (Annual Incentive) or Section 3(d) (Long-Term Incentive) for employment through the end of YR 2012, and employment through the end of YR 2015, but in no event later than April 15th of the calendar year first occurring after the end of the respective employment year.

(f)        Phantom Units Plan.  Effective as of the date of this Agreement, CEO’s existing grant of 20,000 phantom unit rights to Phantom Class A Units of USPB and options to buy 20,000 Class A Units of USPB, both with an Exercise price or Purchase price of $55 per unit subject to adjustment as provided in Section 3(f)(5) is cancelled and replaced by a new grant of 20,000 phantom unit rights to Phantom Class A Units of USPB and options to buy 20,000 Class A Units of USPB, both with an Exercise or Purchase price of $55 per unit, which is an amount no greater than the fair market value of a Class A Unit, determined under the regulations under Section 409A of the Internal Revenue Code, as of the date of this First Amendment subject to adjustment as provided in Section 3(f)(5).  The $55 per Class A Unit is referred to as the “Exercise Price” or “Purchase Price.” The replacement grant to CEO of 20,000 Phantom Class A Units and options to buy Class A Units shall be reduced by any Phantom Class A Unit Appreciation Rights or Class A Unit options exercised or purchased under this Agreement, and increased by any additional Phantom Class A Units and Class A Unit options under Section 3(f)(5), and after the adjustments, are the “Available Phantom Class A Units.”  The rights of exercise and purchase of the phantom unit rights are:

(1)       Appreciation Rights.  CEO shall exercise any of the phantom units by written notice to the Chair of the Board of Directors of USPB.  Upon exercise of such phantom units, CEO shall be paid the amount that the weighted average trading price of the units (“Market Unit Price”) exceeds the Exercise Price per unit times the number of phantom units exercised, not to exceed the number of Available Phantom Class A Units.

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2010-2015

(2)       Market Unit Price.  The “Market Unit Price” shall equal the weighted average price of the previous 20,000 non-conditional unit transaction prices of the prior sales of USPB Class A Units, from Unitholders to unaffiliated third parties.  The weighted average price shall be for the unit transactions of 20,000 units of USPB Class A occurring immediately prior to the CEO’s notice of exercise.

If the transactions of the Class A and Class B Units are linked, then the transaction price shall be based on the linked Class A and Class B Unit Price allocated to the Class A Units and Class B Units according to the percentage of profits and losses allocated by USPB to Class A Units and Class B Units, respectively, under the USPB LLC Agreement, Section 3.6(b).

If the Market Unit Price is based in part or in whole on sales of linked USPB Class A Units and Class B Units, then the Market Unit Price for phantom Class A Units is the percentage of the linked Market Unit Price that is the same as the percentage of profits and losses allocated to the Class A Units at the time of exercise.

If the CEO is exercising Phantom Class A Units, and 20,000 separate Class A Units for which the Market Unit Price will be determined have not transferred, then the Market Unit Price shall be established first, from the appropriate separate Class A Units transactions, and then, from the number of linked Class A Unit and Class B Unit transactions so that in combination 20,000 unit transactions are utilized to determine the Market Unit Price.

(3)       Exercise.  CEO shall be entitled to exercise Phantom Class A Units at CEO’s election, at the time and under the conditions set out in Section 3(f)(4).  In either case, payment shall be made to CEO by 90 days after the notice of exercise of the phantom unit rights, but in no event later than March 15th of the calendar year first occurring after the end of the calendar year in which the notice is given.

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2010-2015

(4)       Purchase and Exercise Rights.  CEO may exercise the Phantom Class A Units or the options to purchase the number of USPB Class A Units for $55 per Class A Unit subject to adjustment under Section 3(f)(5) during a period that starts on termination of this Agreement under Agreement Section 1(b) and ends 18 months after termination of this Agreement, or, if earlier, within 10 days prior to an event that is a liquidation to Class A Unitholders, or at any earlier date, upon mutual agreement of CEO and USPB.  CEO shall exercise by giving written notice to the chair of the Board of USPB, which notice shall specify the number of Phantom Class A Units and/or Class A Unit options being exercised and shall be accompanied, in the case of exercise of Class A Unit options, by payment in full to USPB of the purchase price for the Class A Units to be purchased plus payment in full of such amount as USPB determines sufficient to satisfy any liability it may have for any withholding of federal, state, local or foreign income, social insurance or other taxes incurred by reason of exercise of the Class A Unit options.  USPB shall pay the costs of appraisal of USPB Class A Units, if CEO purchases all Available Phantom Class A Units.  Upon exercise and payment of the purchase price for Class A Unit options, USPB will grant CEO the same rights, privileges, allocations, distributions, liquidating distributions, and transferability of the Class A Units purchased by CEO as other holders of Class A Units, which may require special allocations as provided in the USPB LLC Agreement, Section 3.3(h).  CEO may designate the purchased Class A Units to be held by CEO’s Designated Beneficiary identified under Section 3(h), providing CEO retains control over voting rights and any right to transfer the Class A Units during the time CEO is employed by USPB.  The purchase of Class A Units under this Section 3(f)(6) shall reduce the corresponding number of Available Phantom Class A Units held by CEO.  Likewise, the exercise of Phantom Class A Units shall reduce the corresponding number of Class A Unit options held by CEO.

(5)        Anti-dilution.

(A)       Compensation For Dilution.  If USPB dilutes CEO’s phantom unit rights under this Subsection (f) with respect to Phantom Class A Units, including by transfer of assets to another entity or issuance of units, the number of unexercised phantom unit rights and the number of options to purchase Class A Units held by CEO at the time of a dilution event under this Section 3(f)(5) shall be increased so that CEO’s phantom unit rights and Class A Unit options are not diluted and the rules in Section 3(f)(5)(C) shall apply in determining the exercise and purchase price.  For purposes of this Section 3(f)(5), USPB’s issuance to CEO under this Section 3(f), issuance of additional units at or above the Market Unit Price, or the issuance of debt instruments or preferred units with fixed (interest like) returns shall not be considered dilution of CEO’s phantom unit rights.

(B)       Distribution Dilution.  For purposes of this Section 3(f)(5), if there is dilution by action of USPB that results in a cash distribution to Class A Unitholders (including a distribution of ownership rights in another entity), a “Distribution Dilution” shall be deemed to have occurred and shall be compensated for as follows:

(i)         A “Distribution Dilution” shall be defined as and shall be deemed to occur if the total amount distributed in any tax year with respect to outstanding Class A Units (including a distribution of ownership rights in another entity) exceeds the product of the total maximum tax rate distributions times USPB’s income less deductions (“taxable income”) for the tax year.  Such maximum tax rate distributions will be equal to the maximum federal income tax rate plus a weighted average state income tax rate, which will be computed by multiplying the state income tax rates for each of the states in which USPB has nexus by an apportionment rate.  The apportionment rate will be calculated by dividing each state’s apportionment factor, determined by USPB’s tax advisor, by the total of such apportionment factors. The determination of any Distribution Dilution will be made within 60 days after the taxable income for the tax year for USPB is determined in a reportable manner for USPB.

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2010-2015

(ii)        CEO shall be compensated for any Distribution Dilution by a payment to CEO.  The amount to be paid to CEO is equal to the amount determined by subtracting the total maximum tax rate distributions from the total distributions made by USPB (Total Dilution Amount); the Total Dilution Amount shall then be multiplied by the percentage of profits and losses allocated to the Class A Units (Class A Dilution); Class A Dilution shall then be divided by the outstanding Class A Units; the Class A Dilution per unit shall then be multiplied by the Available Class A Phantom Units (Class A Phantom Dilution).

(iii)       The amount payable to CEO under this Section 3(5)(B) shall be paid to CEO within 75 days after the taxable income for the tax year for USPB is determined, but in no event later than March 15 of the calendar year after the calendar year in which the Distribution Dilution occurs.

(C)       Class A Unit Dilution.  If there is dilution by action of USPB that results in the Class A Units being diluted (other than Distribution Dilution and after taking into an account any compensation for dilution under Section 3(f)(5)(B) above) such as a split of Class A Units or actions that reduce the proportion of ownership of USPB that the Available Phantom Class A Units would represent if the Available Phantom Class A Units were Class A Units before and after the action, taking into account capital contributions made corresponding to the action; then CEO shall be compensated by being granted additional Phantom Class A Units and Class A Unit options in proportion to the amount of dilution (the “Additional Units”).  The exercise and purchase price for the Available Phantom Class A Units (including the Additional Units granted under this Section (f)(5)(C)) shall be equal to the product of the number of Available Phantom Class A Units prior to the granting of the Additional Units times $55 and then divided by the number of Available Phantom Class A Units after the granting of the Additional Units.  A corresponding adjustment shall be made in the exercise and purchase price for the Class A Unit options.  Any adjustments under this Section 3(f)(5)(C) shall be made in accordance with the rules under Treasury regulation section 1.409A-1(b)(5)(v)(D).

(g)       Other Benefits. CEO shall be entitled to paid vacations, personal and sick days consistent with the policy of USPB.  CEO shall receive other compensation as approved by the Board of Directors and shall participate in all fringe benefits approved by the Board of Directors (including, without limitation, group medical, life, disability and accidental death and dismemberment insurance) and benefit plans which shall be available from time to time to management employees of USPB.

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2010-2015

(h)       Beneficiary If CEO Is Deceased.  If CEO has deceased:  (1) during the term of this Agreement, or (2) after this Agreement expires or is terminated, the payments due or payable to CEO shall be paid to the CEO’s beneficiary (referred to as the “Designated Beneficiary”) as provided in this Section 3(h).   If the CEO has deceased, the Designated Beneficiary shall have the authority of the CEO under Section 3(f)(3) to exercise the phantom unit rights and under Section 3(f)(6) to purchase Available Phantom Class A Units and Available Class B Units.

The Designated Beneficiary is Mary F. Hunt, if she is then living, primary beneficiary; or if Mary F. Hunt is not then living, the Trustee, serving as such, of the Steven D. Hunt Trust under Trust Agreement dated February 11, 2005, secondary beneficiary.  If Mary F. Hunt is the Designated Beneficiary and she deceases prior to all of the payments and rights under this Section 3(h) being completed, then the Trustee identified above shall be the Designated Beneficiary under this Section 3(h).  Mary F. Hunt may be replaced by the Trustee as the Designated Beneficiary if the Trustee notifies USPB in writing that the Trustee is assuming the duties of Designated Beneficiary, whether due to Mary F. Hunt being unable, incapacitated or otherwise.  Upon receipt of the written notice, the Trustee shall then replace Mary F. Hunt as the Designated Beneficiary.  Upon request, the Chair of the Board of Directors will acknowledge the Trustee as second beneficiary upon receipt of proper notification.  CEO shall notify the Chair of the Board of Directors in writing as to who is the Trustee and the contact information for the Trustee, as well as any change in the Trustee.  The Trustee as the secondary beneficiary shall be entitled to receive the payments due or payable to CEO and the Trustee shall have the authority of the CEO under Section 3(f)(3) to exercise the phantom unit rights and under Section 3(f)(6) to purchase Available Phantom Class A Units and Available Phantom Class B Units, provided the Company has been notified in writing of the Trustee and there is demonstration that the Trustee is duly authorized to act as such.

CEO may change the Designated Beneficiary by submitting a written change of beneficiary form to the Chair of the Board of Directors to be included in the minutes of the Board of Directors.  If the Board of Directors is unable to determine or locate the Designated Beneficiary in the two functions of:  (1) to whom or what entity should payments due or payable to CEO be paid; and (2) who shall have the authority of the CEO under Section 3(f)(3) to exercise the phantom unit rights, then the Designated Beneficiary shall be deemed to be the estate of the CEO as to the entity to which the payments should be made, and the administrator of CEO’s estate shall have the authority of the CEO under Section 3(f)(3).

(i)         Reimbursement Of Business Expenses. During his employment under this Agreement, CEO shall also be reimbursed by USPB for reasonable business expenses actually incurred or services provided under this Agreement, upon presentation of expense statements or other supporting information within 60 days after the expense is incurred.  In no event will any expense be reimbursed later than December 31st of the calendar year first following the calendar year in which the expense was incurred.

(j)         Renegotiation Due to Change in Business.  USPB and CEO agree to renegotiate the terms and conditions of this Section 3 to be effective for the remainder of the term of the Agreement after December 31, 2011 if during CEO’s employment under this Agreement if a material change in the business of USPB occurs, in which:

(i)          revenues of National Beef Packing Company, LLC or its successor increase by more than 50% in a fiscal year over the average revenue of the prior two fiscal years;

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2010-2015

(ii)       USPB enters a joint venture by merger, acquisition, contract or otherwise in which USPB is not a majority owner;

(iii)      the source of revenues of USPB or National Beef Packing Company, LLC or its successor change more than 50% from the source of revenues in fiscal year 2009;

(iv)     an adverse event such as widespread disease or widespread calamity which prohibits or materially changes the ability of the members as a whole to deliver cattle to USPB; or

(v)      other material change events of the same scope and magnitude as those listed in clauses (i) to (iv).

Notwithstanding the other provisions of this Section 3(j), CEO and USPB agree that upon the closing of the transaction in the Membership Interest Purchase Agreement Among Leucadia National Corporation, National Beef Packing Company, LLC, U.S. Premium Beef, LLC and others (the “LUK Closing Date”) until the Expiration Date of the Employment Agreement (December 31, 2015), that both USPB and CEO agree to waive the right to renegotiate the terms and conditions of Section 3 of the Employment Agreement due to a change in business as provided in this Section 3(j) of the Employment Agreement.

4.          Termination.

(a)       Termination Upon Permanent Disability.  The employment of CEO may be terminated by USPB on at least thirty (30) days prior written notice if the Board of Directors determines that the CEO has become permanently disabled.  CEO shall be deemed to be “permanently disabled,” as used in this Section, if CEO has been substantially unable to discharge his duties and obligations under this Agreement by reason of illness, accident, or disability for a period of 180 days in any twelve-month period.  Any disputes concerning the nature or extent of CEO’s disability will be determined by a neutral physician at the expense of USPB.

(b)       Termination Upon Death.  The employment of CEO shall automatically terminate on the date of CEO’s death.

(c)        Termination For Cause.  The employment of CEO may be terminated immediately by USPB for cause upon written notice from the Chair of the Board of Directors to the CEO after a Board determination that cause for termination exists as provided in this paragraph.  The written notice shall provide reasonable detail regarding the basis for the termination decision.  USPB shall have “cause” to terminate CEO, as used in this Subsection, only if CEO has, and the Board of Directors has determined by resolution that CEO has:

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2010-2015

(1)     refused or failed, after reasonable written notice that the refusal or failure would constitute a default under this Agreement, to carry out any reasonable and material order of the Board of Directors given to him in writing;

(2)     been guilty of a willful breach of the terms of this Agreement;

(3)     demonstrated gross negligence or willful misconduct in the execution of his material assigned duties;

(4)     been convicted of a felony or other serious crime;

(5)     engaged in fraud, embezzlement or other illegal conduct to the detriment of USPB;

(6)     intentionally imparted confidential information relating to USPB to a third party, other than in the course of carrying out CEO’s duties, which as resulted in material damage to USPB; or

(7)     otherwise fails to reasonably perform his duties and obligations as contemplated under this Agreement.

(d)       Termination By USPB Other Than For Cause, Death, Or Disability.  In addition to the circumstances set forth above in Sections 4(a), 4(b) and 4(c), USPB may terminate CEO’s employment for any reason or no reason and with or without cause upon thirty (30) days prior written notice to CEO.

(e)        Termination By CEO Other Than For Good Reason.  CEO may terminate his employment under this Agreement for any reason or no reason upon thirty (30) days prior written notice to USPB.

(f)         Termination By CEO For Good Reason.  CEO may terminate his employment immediately at any time for good reason (as hereinafter defined) upon written notice to USPB.  For purposes of this Subsection, “good reason” shall mean the occurrence of any of the following:

(1)     a significant reduction or adverse alteration in the duties, authorities or responsibilities as CEO;

(2)     removal of CEO from, or any failure to re-appoint CEO to, any titles, offices or positions held by CEO;

(3)     a significant reduction by USPB in CEO’s incentive compensation as provided in this Agreement; or

(4)     a material and willful breach by USPB of any of its obligations to CEO under this Agreement.

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2010-2015

5.          Compensation Upon Termination.

(a)       Termination Upon Death Or Permanent Disability.  If CEO’s employment is terminated pursuant to Section 4(a) or 4(b) above, CEO shall be entitled to, and USPB’s obligation under this Agreement shall be limited to:

(1)       the payment of salary accrued under Section 3(a) to the date of the termination plus continued monthly payment of salary under Section 3(a) through the date (“Deemed Termination Date”) that is the earlier of the first anniversary of the termination or the Expiration Date;

(2)       if termination occurs under Section 4(a), provision of fringe benefits listed in Section 3(g), through the Deemed Termination Date, but excluding vacation pay, personal and sick days, vehicle, telecommunications, and 401K contributions, (subject to any necessary consent of applicable insurers which, if consent is not obtained within 30 days after termination, then the cash value of the monthly premiums at the date of termination shall be paid to CEO in equal monthly payments), through the Deemed Termination Date;

(3)       payment of the Annual Incentive in the amounts and at the times provided under Section 3(c) through the employment year in which the Deemed Termination Date occurs pro-rated for the last employment year based upon the period through the Deemed Termination Date;

(4)       payment of the Long-Term Incentive is as provided in Section 3(d)(1) (less any amounts paid) and Section 3(d)(2) that would have accrued if the CEO had remained employed under this Agreement through the end of YR 2015, with payments to be made at the same times specified in Section 3(d)(3);

(5)       payment of the Full-Term Incentive under Section 3(e) within thirty (30) days following the termination, that would have been paid if CEO had remained employed under this Agreement through the end of YR 2012 (less any amounts paid) and YR 2015, pro-rated based upon the period of CEO’s employment under this Agreement through the Deemed Termination Date versus the period of employment under this Agreement through the Expiration Date;

(6)       payments under this Section 5(a)(3), (4) and (5) are subject to the Incentive Cap under Section 3(b) and USPB shall make payments that exceed the Incentive Cap subject to the $2,000,000 per year Incentive Cap average plus the Transition Period Incentive Cap in YR 2012 and YR 2015 as provided in Section 3(b).

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USPB/STEVEN D. HUNT	CEO EMPLOYMENT AGREEMENT
2010-2015

(b)       Termination By USPB For Cause Or By CEO For Other Than Good Reason.  If CEO’s employment is terminated by USPB pursuant to Section 4(c) above, or if CEO terminates his employment pursuant to Section 4(e) above, USPB’s obligation hereunder shall be limited to the payment of salary accrued under Section 3(a) to the date of the termination, and the payment of noncompetition compensation under Section 5(d), unless CEO is terminated pursuant to Section 4(c)(4) or Section 4(c)(5) in which case noncompetition compensation will not be paid.

(c)        Termination By USPB Other Than For Cause, Death or Disability; Termination By CEO For Good Reason.  If CEO’s employment is terminated pursuant to Section 4(d) or 4(f) above, CEO shall be entitled to, and USPB’s obligation under this Agreement shall be limited to:

(1)       the payment of the salary accrued under Section 3(a) to the date of the termination plus continued monthly payment of salary under Section 3(a) through the Expiration Date;

(2)       provision of fringe benefits listed in Section 3(g) through the Expiration Date, but excluding vacation pay, personal and sick days, vehicle, telecommunications, and 401K contributions, (subject to any necessary consent of applicable insurers which, if consent is not obtained within 30 days after termination, then the cash value of the monthly premiums at the date of termination shall be paid to CEO in equal monthly payments);

(3)       payment of the Annual Incentive in the amounts and at the times provided under Section 3(c) as if CEO has remained employed through the Expiration Date;

(4)       payment of the Long-Term Incentive at the amounts provided in Section 3(d)(1) (less any amounts paid) and Section 3(d)(2) that would have accrued if the CEO had remained employed under this Agreement through the end of YR 2015, with payments to be made at the same times specified in Section 3(d)(3);

(5)       the payment of the Full-Term Incentive at the times and in the amounts under Section 3(e) as if CEO had remained employed through the end of YR 2012 (less any amounts paid) and through the end of  YR 2015;

(6)       payments under this Section 5(c)(3),(4) and (5) are subject to the Incentive Cap under Section 3(b) and USPB shall make payments that exceed the Incentive Cap subject to the $2,000,000 per year Incentive Cap average plus the Transition Period Incentive Cap in YR 2012 and YR 2015 as provided in Section 3(b); and

(7)       payment of the noncompetition compensation under Section 5(d).

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USPB/STEVEN D. HUNT	CEO EMPLOYMENT AGREEMENT
2010-2015

(d)       Noncompetition Compensation.  In the event that CEO’s employment is terminated (including by expiration of this Agreement), other than by death or permanent disability under Section 4(a) or Section 4(b) or for cause under Sections 4(c)(4) or 4(c)(5), and CEO is not employed by USPB or one of the USPB Entities (defined in Section 7(a)) (the “USPB Non-Employment”); or CEO’s employment is terminated, including by expiration of this Agreement, and other than by death or permanent disability under Section 4(a) or 4(b) and CEO is not employed by USPB, National Beef Packing Company, LLC, or a subsidiary of either USPB or National Beef Packing Company, LLC (the “National Non-Employment”), then USPB shall provide noncompetition compensation for: (1) each of the eighteen (18) months first following the termination of employment of CEO with USPB (“USPB Noncompetition Payments”), provided USPB may terminate the USPB Noncompetition Payments prior to the end of the eighteen month period if the Board of Directors determines the CEO violated the noncompetition restriction in Section 6(a) or any of the remaining obligations under Section 6; and (2) USPB shall pay noncompetition compensation for each of the months for the period of National Non-Employment starting after USPB Non-Employment until ten years after the LUK Closing Date (“National Noncompetition Payments”), provided that USPB may terminate the National Noncompetition Payments if, National determines and USPB approves, that CEO has violated CEO’s noncompetition agreement with National Beef Packing Company, LLC (attached as Exhibit B to this Agreement).  The period in which noncompetition compensation is provided, from start to expiration or earlier termination for both of the USPB Noncompetition Payments and National Noncompetition Payments, is the “Noncompetition Period.”  Noncompetition compensation shall be paid during the Noncompetition Period as follows:

(1)        Monthly Payments.  USPB shall pay CEO an additional month’s salary in an amount equal to the annual Base Salary that would be paid to CEO under this Agreement if CEO was employed or CEO’s Base Salary at the time of termination, whichever is greater, divided by twelve (12), which payments shall be paid at normal salary payment intervals in effect for USPB’s management personnel at the date of termination; and

(2)        Group Benefits.  USPB shall also provide to CEO the benefits provided to other employees of USPB such as group medical, life, disability, and accidental death and dismemberment insurance, but excluding paid vacations, personal and sick days, allowances, telecommunications equipment or services, expense reimbursement (except on prior written approval), or 401K contributions, subject to any necessary consent of applicable insurers.  If the consent of the applicable insurers is not received within 30 days or in the event any applicable law or any benefit plan referred to in Section 3(g) prohibits or otherwise precludes the provision of the benefits to CEO, the cash value of the current premiums will be distributed to CEO in equal monthly payments during the Noncompetition Period. The value of any prohibited or precluded benefits shall be equal to the sum of the amount of premium, payment, or contribution that USPB would have made on behalf of the CEO for the benefits during the Noncompetition Period.

6.          Certain CEO Covenants. CEO expressly covenants and agrees to and with USPB as set forth in this Section:

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USPB/STEVEN D. HUNT	CEO EMPLOYMENT AGREEMENT
2010-2015

(a)       Noncompetition.  CEO recognizes and acknowledges that he has knowledge of USPB and its affiliates (including National Beef Packing Co., LLC and entities owned or controlled by National Beef Packing Co., LLC and its affiliates), their operations, strategies and plans (collectively the “Affiliates”) which was acquired during his employment with USPB.  During the employment term and for a period of eighteen (18) months after the termination of the CEO’s employment with USPB, CEO shall not, without the written consent of USPB, within the United States of America, participate through management or control or consult or be employed by any business or enterprise, other than USPB and its Affiliates, which is engaged in the beef packing or processing industry that involves any business activity that competes with the business of USPB and its Affiliates.

(b)       Confidential Information. CEO recognizes the interests of USPB and its Affiliates in maintaining the confidential nature of its respective proprietary information.  CEO shall not, during the Employment Term or at any time after the termination of employment with the USPB, in any manner that does not promote the interests of USPB and its Affiliates, directly or indirectly, publish, disclose or use, or authorize anyone else to publish, disclose or use, any secret, confidential or proprietary information of USPB, or its Affiliates which USPB and its Affiliates intend to be maintained as confidential information that is in the public domain through no fault of CEO, which is information acquired by CEO in connection with CEO’s employment with USPB or work with the USPB prior to the date of this agreement and relates to any aspect of the operations, activities, research, investigations or obligations of USPB, or its Affiliates, including confidential material or information relating to the business, customers, suppliers, trade or industrial practices, trade secrets, technology, know-how or intellectual property of USPB and its Affiliates (collectively, the “Confidential Information”). Confidential Information does not include all records, files, data, documents and the like relating to suppliers, customers, costs, prices, systems, methods, personnel, equipment and other materials relating to USPB, or the its Affiliates (including, but not limited to, the Confidential Information), shall be and remain the sole property of USPB or its Affiliates.  Any disclosure of Confidential Information by the CEO shall include appropriate protection for the type of information to protect USPB’s interests in the Confidential Information.  Upon termination of CEO’s employment with USPB, CEO shall not remove from USPB’s premises, or retain, any of the Confidential Information materials described in this Section.

(c)        Return of Information.  Upon termination of CEO’s employment with USPB for whatever reason, CEO shall return to or leave all Confidential Information with USPB and its Affiliates, without making or retaining copies of the Confidential Information, including all documents, records, notebooks and other repositories containing Confidential Information.

(d)       Breach of Covenants.  If CEO breaches any of the covenants and agreements contained in this Section 6, then, in addition to any other rights or remedies of USPB, USPB shall have at its option the following specific rights and remedies: (1) CEO’s right to any payments pursuant to Section 5(d) may be terminated by USPB; (2) USPB shall have the right to enforce any legal or equitable remedy (including injunctive relief) that may be available to USPB; and (3) USPB shall be entitled to relief as necessary to remedy any willful breach of the covenants and agreements under this Section that injures USPB or its Affiliates.

(e)        Covenants Survive Termination.  Except to the extent otherwise expressly limited to a restricted period in Section 6(a), all covenants and provisions contained in this Section 6 shall survive any termination of CEO’s employment with Company.

7.          Indemnification.

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USPB/STEVEN D. HUNT	CEO EMPLOYMENT AGREEMENT
2010-2015

(a)       Indemnified Claims.  USPB shall, to the extent not expressly prohibited by the Delaware Limited Liability Company Act as set forth in the Delaware Code commencing with Section 18-101 of the Delaware Code, indemnify CEO against reasonable expenses, including attorneys' fees, and against loss or liability incurred by or asserted against CEO in a legal matter or proceeding in which CEO is a party or is threatened to be made a party because CEO is, or was, an officer or employee of USPB or an affiliate of USPB (specifically including, but not limited to, any acts of the CEO related to affiliates of USPB, National Beef Packing Co., LLC and its affiliates, with USPB and all of these entities referred to as “USPB Entities”).  USPB’s obligation to indemnify and hold harmless includes, but is not limited to, all pending and future litigation and claims against the USPB Entities, its officers, employees and directors which may impose liability on CEO including those claims against the USPB Entities, and claims relating to investigations relating to tort claims against the USPB Entities, deceptive trade practices and anti-competitive conduct of the USPB Entities, or their officers, employees and directors. The expenses against which CEO is indemnified include, but are not limited to, all reasonable attorney fees and other costs associated with legal representation for representation and costs that are not reasonably covered by the USPB Entities.  USPB shall advance amounts to cover expenses, or pay expenses, that are included in the foregoing indemnity, upon request from the CEO. These indemnification rights shall not be deemed to exclude any rights to which the CEO may otherwise be entitled.   The foregoing right to indemnification shall:  (1) inure to the CEO whether or not he is an officer or employee of the USPB Entities at the time the liability or expenses are asserted, imposed or incurred and whether or not the claim asserted is based on matters which pre-date this Indemnification Agreement; and (2) extend to the CEO's heirs and legal representatives in the event of the CEO's death.

(b)       Exclusions from Indemnification.  The right to indemnification in Subsection 8(a) does not include any liability or expense relating to a matter in which the CEO is finally adjudged to have breached or failed to perform a duty that CEO owes to the USPB Entities and the breach or failure to perform constitutes any of the following:  (1) a willful failure to deal fairly with the USPB Entities, or USPB or its members in connection with a matter in which the CEO has a material conflict of interest; (2) a violation of the criminal law, unless the CEO had reasonable cause to believe that CEO’s conduct was lawful or no reasonable cause to believe that CEO’s conduct was unlawful; (3) a transaction from which the CEO derived an improper personal profit; or (4) willful misconduct.   Determination of whether the CEO is entitled to the indemnification provided for above shall be made as provided in the Delaware Limited Liability Company Act.

(c)        Insurance.  USPB further agrees that during the term of the Employment Agreement and for a period of six (6) years after termination of the Employment Agreement, USPB shall maintain in full force and effect a director’s and officer’s insurance policy insuring the CEO against liability asserted and incurred by the CEO in the CEO’s capacity as an officer, manager, employee or agent of USPB Entities or arising from the CEO’s status as an officer, manager, employee or agent of USPB Entities.  The insurance shall be in  amounts and contain terms and conditions as are reasonable and customary for a company of the size and scope of USPB participating in the industry and business in which USPB is engaged, all as determined by the mutual agreement of USPB and the CEO.

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USPB/STEVEN D. HUNT	CEO EMPLOYMENT AGREEMENT
2010-2015

(d)       Claims After Termination of Employment.  If CEO is no longer employed by USPB and existing or new claims are made against USPB Entities or the CEO, the CEO shall be paid (at a daily rate equal to CEO’s Base Salary at the time of termination divided by 260) for all time spent as a witness, for depositions, and similar pre-approved claim-related expenses to defend against an indemnified claim.  The USPB Entities shall promptly make information of USPB Entities available to CEO to defend the claims which may impose liability on CEO.

8.          Other Provisions.

(a)       Successors and Assigns.  This Agreement shall be binding on and inure to the benefit of any successor of USPB.  Any successor shall absolutely and unconditionally assume all of USPB’s obligations under this Agreement.

(b)       Disputes.  Any dispute, controversy or claim for damages arising in connection with this agreement shall be settled exclusively by arbitration in Kansas City, Missouri, at a location designated by USPB by an arbitrator selected by the parties and in accordance with the rules of the American Arbitration Association then in effect.  The parties shall share equally the expenses of arbitration, unless otherwise agreed.

(c)        Governing Law.  The validity, interpretation, construction, performance, enforcement and remedies relating to this agreement and the rights and obligations of the parties shall be governed by the substantive laws of the state of Kansas.

(d)       Entire Agreement.  This Agreement constitutes the entire agreement and understanding between the CEO and USPB in reference to all matters in this Agreement.  This Agreement replaces and rescinds any prior agreements or understandings between CEO and USPB.

THE CEO AND USPB AGREE THAT THIS AMENDED AND RESTATED CEO EMPLOYMENT AGREEMENT REFLECTS THE TERMS AND CONDITIONS OF THE CEO EMPLOYMENT AGREEMENT AS AMENDED THROUGH DECEMBER 30, 2011.

CEO /s/ Steven D. Hunt Steven D. Hunt	U.S. PREMIUM BEEF, LLC By: /s/ Mark Gardiner Mark Gardiner, Chair Board of Directors Date: April 10, 2012

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APRIL 10, 2012

USPB/STEVEN D. HUNT	CEO EMPLOYMENT AGREEMENT
2010-2015

Exhibit A

Compensation Example

USPB CEO Compensation Plan											Exhibit A
CEO - Steve Hunt
					Transition Period		40-Month (3.3-Year)				36-Month (3.0-Year)	76-Month (6.3-Year)
			Old FY 2010	Old FY 2011	Sept - Dec 2011	New FY 2012	Total	New FY 2013	New FY 2014	New FY 2015	Total	Total
		Multiplier
USPB EBT			$161,000,320	$168,229,660	$5,100,000.00	$35,000,000	$369,329,980	$40,000,000	$40,000,000	$40,000,000	$120,000,000	$489,329,980
Gain On LUK Transaction	$700,000,000		$-	$-	$175,000,000.00	$525,000,000	$700,000,000	$-	$-	$-	$-	$700,000,000
USPB Grid Premiums	$12,000,000	2	$49,211,900	$60,959,512	$23,231,459	$24,000,000	$157,402,871	$24,000,000	$24,000,000	$24,000,000	$72,000,000	$229,402,871
USPB Total Benefits			$210,212,220	$229,189,172	$203,331,459	$584,000,000	$1,226,732,851	$64,000,000	$64,000,000	$64,000,000	$192,000,000	$1,418,732,851

Base Annual Salary			$775,000	$775,000	$266,406	$775,000	$2,591,406	$825,000	$825,000	$825,000	$2,475,000	$5,066,406

Annual Incentive Plan
	2% over $25 mm Benefits		$3,704,244	$4,083,783	$3,899,963	$11,180,000	$22,867,990	$780,000	$780,000	$780,000	$2,340,000	$25,207,990

Long-Term Incentive Plan
	1.25% over $111,111,111 - 144,444,444 mm Benefits					$416,667
	.75 over $144,444,444 mm Benefits					$8,117,163	$8,533,830					$8,533,830

Long-Term Incentive Plan
	1.25% over $100 - 130 mm Benefits									$375,000
	.75 over $130 mm Benefits									$465,000	$840,000	$840,000

Full-Term Incentive Plan						$861,111	$861,111			$825,000	$825,000	$1,686,111

Total			$4,479,244	$4,858,783	$4,166,369	$12,816,111	$34,854,337	$1,605,000	$1,605,000	$2,430,000	$6,480,000	$41,334,337
						Total Incentive	$32,262,931			Total Incentive	$3,165,000	$35,427,931
						Annual Avg. Incentive	$9,678,879			Annual Avg. Incentive	$1,055,000	$5,593,884

Actual Salary and Incentive Payment			$2,775,000	$2,775,000

Maximum 76-month (6.3-year) average annual INCENTIVE compensation of $2.0 million.

Transition Period		Total Benefit factors, Salary and Annual Incentive Plan payment represent one-third of annual amounts.

USPB Total Benefits		The sum of audited fiscal year-end USPB GAAP book earnings before tax and fiscal year USPB grid premiums.
		Actual information is presented for fiscal years 2010 and 2011.
		Net income for Transition Period is an estimate. Gain on LUK transaction is an estimate, which is allocated 4/16th to the Transition Period and the balance to New FY 2012.

Grid Premiums		The net sum of all USPB member grip premiums and discounts calculated through all
		USPB grids at all plants taking into account all calculators including but not limited to base price, dressing percent,
		quality grade, outlier cattle, AV, Natural, per head category premiums and other specific categories less the base price calculator
		excluding any set base price premium. (Example, 25 cents over the western Kansas reported USDA average,
		25 cents adjusted premium would be added in to the net grid premium.)

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USPB/STEVEN D. HUNT	CEO EMPLOYMENT AGREEMENT
2010-2015

Exhibit B
NON-COMPETITION AGREEMENT

                                                                        EXECUTION VERSION

NON-COMPETITION AGREEMENT

     This NON-COMPETITION AGREEMENT (this “Agreement”) is entered into as of December 5, 2011, by and among NATIONAL BEEF PACKING COMPANY, LLC, a Delaware limited liability company (the “Company”) and STEVEN D. HUNT (“Hunt”), Chief Executive Officer of U.S. Premium Beef, LLC (“USPB”). The Company and Hunt are referred to individually as a “Party” and collectively herein as the “Parties”.

RECITALS

     WHEREAS, concurrently with the execution of this Agreement, Leucadia National Corporation (“Leucadia”), the Company, USPB, TMK Holdings, LLC and the other Sellers named therein have entered into a Membership Interest Purchase Agreement dated as of the date hereof (the “MIPA”), pursuant to which Leucadia will, among other things, purchase a portion of USPB’s (and the other Sellers’) respective membership interests in the Company;

     WHEREAS, as a condition to the execution of the MIPA, certain directors and members of USPB are required to enter into non-competition agreements with the Company; and

     WHEREAS, Hunt is the Chief Executive Officer of USPB; and

     WHEREAS, all capitalized terms used herein without definition shall have the meaning ascribed thereto in the MIPA.

     NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement, the Parties hereto agree as follows:

          1. NON-COMPETITION.

             (a) Hunt agrees that during the term of this Agreement as set forth in Section 3(a) hereof, Hunt shall not, directly or indirectly, singularly or in the aggregate, own or Control, any Ownership Interests of, or otherwise run, manage, operate, direct, Control or participate in the ownership, management, operation or Control of, any Competing Business or any Competing Facility other than (i) an Ownership Interest of not more than two percent (2.0%) in the aggregate in any publicly traded entity that is a Competing Business or that owns or Controls a Competing Business or a Competing Facility or (ii) as set forth on Exhibit A. For purposes of this Section 1(a), a “Competing Business” and a “Competing Facility” shall not include a business or facility that slaughters less than 1,000 head of cattle per calendar year and the processing, packaging, marketing and sale of the products from such slaughtered cattle (referred to as the “Excluded Locker Business”), provided that Hunt does not combine the Excluded Locker Business with the Excluded Locker Business of any other Person.

             (b) Hunt shall not, directly or indirectly, cause, solicit, induce or encourage any officers or key employees of the Company to leave such employment or hire, employ or otherwise engage any such individual or cause, induce or encourage any material actual or prospective client, customer, supplier, landlord, lessor or licensor of the Company or any of its Subsidiaries to terminate or modify any such actual or prospective relationship.

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USPB/STEVEN D. HUNT	CEO EMPLOYMENT AGREEMENT
2010-2015

          2. TERM OF AGREEMENT. The term of this Agreement shall commence on the Closing Date and shall continue until the tenth anniversary of the Closing Date.

          3. ENFORCEMENT. The covenants and undertakings contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement will cause irreparable injury to the Company, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Agreement may be inadequate. Therefore, notwithstanding anything to the contrary, the Company shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of any provision of this Agreement without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Agreement are cumulative and in addition to any other rights and remedies which the Company may have hereunder or at law or in equity. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          4. AMENDMENT AND WAIVER. This Agreement may only be amended if the amendment is set forth in a writing executed by the Parties. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy with respect to a breach of this Agreement shall constitute a waiver of any breach or any other covenant, duty, agreement, or condition.

          5. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly delivered (i) upon delivery by hand, (ii) upon delivery by fax or electronic transmission, provided written confirmation of such delivery is received, (iii) five (5) days after being mailed by certified mail with postage paid and return receipt requested or (iv) one (1) day after being mailed by overnight courier to the Parties, in each case at the following addresses and fax numbers (or at another address or fax number for a Party as such Party shall designate in a notice given pursuant to this Section):

(a)	If to the Company, to:
General Counsel
National Beef Packing Company, LLC 12200 Ambassador Drive, 5th Floor Kansas City, MO 64163 Fax: (816) 713-8889

and (which shall not be considered notice):

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APRIL 10, 2012

USPB/STEVEN D. HUNT	CEO EMPLOYMENT AGREEMENT
2010-2015

Weil, Gotshal & Manges LLP
Attn: Andrea A. Bernstein
        Matthew J. Gilroy
767 Fifth Avenue New York, New York 10153
Fax: 212-310-8007
Email: andrea.bernstein@weil.com
          matthew.gilroy@weil.com

               (b) If to Hunt, as set forth on the signature page hereto.

          6.  BINDING AGREEMENT; ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by Hunt without the written consent of the Company and any purported assignment without such consent shall be void. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

         7. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed and delivered (including by electronic transmission) in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

         8. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAWS, EACH OF THE PARTIES IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

        9. JURISDICTION. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PARTIES AGREE THAT ANY SUIT, ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT SHALL BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, IN THE CASE OF ANY CLAIM AS TO WHICH THE FEDERAL COURTS HAVE EXCLUSIVE SUBJECT MATTER JURISDICTION, THE FEDERAL COURT OF THE UNITED STATES OF AMERICA) SITTING IN THE STATE OF DELAWARE, AND EACH OF THE PARTIES CONSENTS TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS (AND OF THE APPROPRIATE APPELLATE COURTS) IN ANY SUIT, ACTION OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY

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USPB/STEVEN D. HUNT	CEO EMPLOYMENT AGREEMENT
2010-2015

OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY OF THOSE COURTS OR THAT ANY SUIT, ACTION OR PROCEEDING WHICH IS BROUGHT IN ANY OF THOSE COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. PROCESS IN ANY SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY OF THE NAMED COURTS. WITHOUT LIMITING THE FOREGOING, EACH PARTY AGREES THAT SERVICE OF PROCESS ON IT BY NOTICE AS PROVIDED IN SECTION 5 SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS.

          10. ATTORNEY’S FEES. In any action or proceeding instituted by a Party arising in whole or in part under, related to, based on or in connection with this Agreement or the subject matter of this Agreement, the prevailing Party shall be entitled to receive from the losing Party reasonable attorneys’ fees, costs and expenses incurred in connection with the action or proceeding, including any appeals from the action or proceeding.

          11. GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal law of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[Signature page follows]

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USPB/STEVEN D. HUNT	CEO EMPLOYMENT AGREEMENT
2010-2015

     IN WITNESS WHEREOF,  the undersigned have duly executed and delivered this Agreement as of the date first above written.

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USPB/STEVEN D. HUNT	CEO EMPLOYMENT AGREEMENT
2010-2015

EXHIBIT A

None

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APRIL 10, 2012